Exhibit 3.13
STATE OF FLORIDA
ARTICLES OF INCORPORATION
OF
DISTRON TRANSPORTATION SYSTEMS, INC,
     The undersigned, acting as incorporators of a corporation under the Florida General Corporation Act, adopt the following Articles of Incorporation:
     FIRST: The name of the corporation is DISTRON TRANSPORTATION SYSTEMS, INC.
     SECOND: The period of its duration is perpetual.
     THIRD: The date and time of the commencement of the corporate existence shall be the time of filing of Articles by the Department of State.
     FOURTH: The purpose or purposes for which the corporation is organized are:
     To engage in the transaction of any or all lawful business for which corporations may be incorporated under the provisions of the Florida General Corporation Act.
     To provide transportation and distribution services.
     FIFTH: The aggregate number of shares which the corporation shall have authority to issue is: Ten (10) shares common stock without par value.
     SIXTH: The street address of the initial registered office of the corporation is c/o C T Corporation System, 100 Biscayne Blvd., City of Miami, Florida 33132,

and the name of its initial registered agent at such address is C T Corporation System.
     SEVENTH: The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS

Louis P. Neeb	7360 N. Kendall Dr. Miami, FL 33156

Michael H. Alden	7360 N. Kendall Dr. Miami, FL 33156

William F. Murray	7360 N. Kendall Dr. Miami, FL 33156
     EIGHTH; The name and address of each incorporator is:

NAME	ADDRESS

G. F. Robinson	2 Peachtree St., N. W. Atlanta, GA 30383

R. W. McEver	2 Peachtree St., N. W. Atlanta, GA 30383

L. A. Cancro	2 Peachtree St., N. W. Atlanta, GA 30383
Dated December 2, 1981.

G. F. Robinson /s/
G. F. Robinson

R.. W .McEver /s/
R. W. McEver

L. A. Cancro /s/
L. A. Cancro Incorporators

STATE OF GEORGIA
COUNTY OF FULTON
     The foregoing instrument was acknowledged before me this 2nd day of December, 1981, by G. F. Robinson, R. W. McEber and L. A. Cancro of DISTRON TRANSPORTATION SYSTEMS, INC.
     My commission expires March 31, 1981.

Kathy Slayman
Notary Public

C T Corporation System having been designated to act as registered agent hereby agrees to act in this capacity.

C T CORPORATION SYSTEM
Charles A. Coyle
Charles A. Coyle, Asst. Secretary